PLAN AND AGREEMENT OF MERGER
                           First Alliance Corporation
                                 Citizens, Inc.
                                       and
                           Citizens Acquisition, Inc.

     This Plan and Agreement of Merger ("this Agreement") is by and among First Alliance Corporation ("First Alliance"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc. ("Acquisition").

                                     WITNESSETH:

     WHEREAS, Citizens is a corporation duly organized under the laws of the State of Colorado and Acquisition is a corporation duly organized under the laws of the State of Kentucky;

     WHEREAS, First Alliance is a corporation duly organized under the laws of the State of Kentucky; and

     WHEREAS, Citizens desires to acquire First Alliance through a merger of Acquisition into First Alliance under Kentucky law;

     NOW,  THEREFORE,  it  is  agreed  among  the  parties  as  follows:

                                    ARTICLE I

                                   The Merger

     1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Kentucky, and subject to the conditions set forth herein on the "Effective Date" (as herein defined), First Alliance and Acquisition shall enter into and file Articles of Merger, attached hereto as Exhibit "A," under which Acquisition shall merge with and into First Alliance (the "Merger"), and First Alliance shall be the surviving corporation, and shareholders of First Alliance that do not dissent to the Merger shall receive Class A common stock of Citizens as set forth in Section 1.2. The transaction contemplated by this Agreement shall be completed at a closing ("the Closing") on a closing date ("the Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law as set forth in this Agreement.

     On the Closing Date, all of the documents to be furnished to First Alliance and Citizens, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to Citizens, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

                                     2.1

     1.2 On the Effective Date, all shareholders of Alliance that do not dissent shall receive as consideration shares of Citizens Class A common stock equal in market value to the average closing price of such stock as reported by the New York Stock Exchange for the 20 trading days preceding the Closing Date for every share of Alliance owned based upon an embedded value of $3.02 per share of the common stock of Alliance, as set forth in Section 2.2 hereof. The offer and sale of the Citizens Class A common stock to be issued hereunder shall be registered by Citizens pursuant to the Securities Act of 1933 and applicable state securities laws.

     1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to consummate the Merger shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law to consummate the Merger shall be the "Effective Date" for this Agreement. For accounting purposes, this Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Effective Date.

                                   ARTICLE II

                         Issuance and Exchange of Shares

     2.1 The shares of Citizens Class A common stock shall be distributed to First Alliance shareholders (other than those shares as to which dissenters' rights have been perfected in accordance with Kentucky law).

     2.2 On the Effective Date, each holder of a certificate or certificates representing shares of First Alliance, upon presentation and surrender of such certificate or certificates to the Exchange Agent of Citizens, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Kentucky law shall not be converted into shares of Citizens Class A common stock, but shall represent only such rights as are permitted under the Kentucky Business Corporation Act. Upon such presentation, surrender, and exchange as provided in this Section 2.2, certificates representing shares of First Alliance previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of First Alliance at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in
Section 1.2 of this Agreement. If a certificate or certificates representing shares of First Alliance have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

     10.7 No fractional shares of Citizens stock shall be issued as a result of the Merger. In the event the issuance of shares of Citizens stock hereunder results in any shareholder being entitled to a fraction of a whole share of Citizens stock, the number of shares to be issued to such shareholder shall be rounded up to the nearest whole share.

                                     2.2

     10.8 The stock transfer books of First Alliance shall be closed on the Closing Date, and thereafter no transfers of the common stock of First Alliance will be made.


                                     ARTICLE III

              Representations, Warranties and Covenants of Citizens

     No representations or warranties are made by any director, officer, employee or shareholder of Citizens, except as and to the extent stated in this Agreement or in a separate written statement (the "Citizens Disclosure Statement") attached hereto as Exhibit "B". Citizens hereby represents, warrants and covenants to First Alliance, except as stated in the Citizens Disclosure Statement, as follows:

     3.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Citizens, copies of which have been delivered to First Alliance, are complete and accurate, and the minute books of Citizens contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of Citizens.

     3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with no par value; of which 29,303,287 shares of such Class A common stock (not including treasury shares) and 817,696 shares of Class B common stock are issued and outstanding, fully paid and non-assessable as of September 30, 2002. No shares of Preferred stock are issued or outstanding. The two classes of stock of Citizens are equal in all respects, except that (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens, and the Class A common stock elects the remaining directors, and (b) the Class A common stock receives twice the cash dividends on a per share basis compared to the Class B common stock. There were 161,663 shares of Class A common stock held as treasury stock of Citizens and 2,398,031 shares of Class A common stock owned by Citizens Insurance Company of America and deemed to be treasury stock as of September 30, 2002. The shares of Class A common stock to be issued pursuant to the Merger will, upon issuance, be fully paid and non-assessable and listed with the New York Stock Exchange

     The subsidiaries of Citizens are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property where the failure to do so would have a material

                                     2.3
adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

     3.3 Citizens has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens.

     3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by Citizens' Board of Directors.

     3.6 Citizens has delivered to First Alliance consolidated financial statements of Citizens and its subsidiaries, dated December 31, 2001 and June 30, 2002 (unaudited), and the annual convention statement of Citizens Insurance Company of America ("CICA") for the year ended December 31, 2001. All such statements, herein sometimes called "Citizens Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens and Citizens Insurance Company of America for the periods included. The December 31, 2001 and June 30, 2002 consolidated financial statements have been prepared in accordance with generally accepted accounting principles, and the December 31, 2001 statement of Citizens Insurance Company of America has been prepared in accordance with statutory accounting principles.

     3.7 Since the dates of the Citizens Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Citizens or CICA.

     3.8 Citizens has delivered to First Alliance a list and description of all pending legal and regulatory proceedings involving Citizens or CICA and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of Citizens, threatened against Citizens or CICA or adversely affecting in any material respect any of their assets, or properties, and neither Citizens nor CICA is in any material breach, violation, or default under any material contract or instrument to which Citizens or CICA is a party, and no event has occurred which with the lapse of time or action by a third party would result in a material breach, violation, or default by Citizens or CICA under any material contract or other instrument to which Citizens or CICA is a party or by which they or any of their properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws.

                                     2.4

     3.9 The assets of CICA have admissible values at least equal to the amounts attributed to them on its December 31, 2001 annual convention statement.

     3.10 In all material respects the policy and claim reserves of Citizens Insurance Company of America have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

     3.11 The representations and warranties of Citizens shall be true and correct in all material respects as of the date hereof and as of the Effective Date.

     3.12 Citizens has delivered, or will deliver within two weeks of the date of this Agreement, to First Alliance true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 2000 and 2001 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1999, 2000, and 2001 and for 2002 year-to-date. Citizens will also deliver to First Alliance on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

     Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     3.13 Citizens has delivered to First Alliance a copy of each of the federal income tax returns of Citizens for the year ended December 31, 2001 and for any additional open years. The provisions for taxes in Citizens accounting records' are believed by Citizens to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Citizens (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Citizens, including taxes for the current year ending December 31, 2002. No federal income tax return of Citizens is currently under audit.

     3.14 Citizens has no employee benefit plans, except as disclosed in the Citizens Financial Statements and for a group accident and health and dental plan for employees.

     10.7 No representation or warranty by Citizens in this Agreement, the Citizens Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     10.8 Citizens shall cause itself and its officers, directors and affiliates to refrain from purchasing Class A common stock of Citizens for the 20 trading days preceding Closing.

                                     2.5

                                 ARTICLE  IV

           Representations, Warranties and Covenants of First Alliance

     No representations or warranties are made by any director, officer, employee or shareholder of First Alliance, except as and to the extent stated in this Agreement or in a separate written statement (the "First Alliance Disclosure Statement") attached hereto as Exhibit "C". First Alliance hereby represents, warrants and covenants to Citizens, except as stated in the First Alliance Disclosure Statement, as follows:

     4.1 Each of First Alliance and First Alliance Insurance Company ("FAIC") is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of First Alliance and FAIC, copies of which have been delivered to Citizens, are complete and accurate, and the minute books of First Alliance and FAIC contain a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and Boards of Directors of First Alliance and FAIC.

     4.2 The aggregate number of shares which First Alliance is authorized to issue is 20,000,000 shares of Common Stock, no par value, and 1,000,000 shares of Preferred Stock of which 5,691,695 shares of Common Stock, and 0 shares of Preferred Stock are issued and outstanding, fully paid and non-assessable. There are no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of First Alliance capital stock. First Alliance owns all of the outstanding shares of FAIC.

     The subsidiaries of First Alliance and FAIC are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and non-assessable. First Alliance directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries.

     4.3 First Alliance and FAIC each have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

                                     2.6

     4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by First Alliance and FAIC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of First Alliance or FAIC.

     4.5 The execution of his Agreement has been duly authorized and approved by the Board of Directors of First Alliance.

     4.6 First Alliance has delivered to Citizens consolidated financial statements of First Alliance and its subsidiaries, dated December 31, 2001 and June 30, 2002 (unaudited), and the annual convention statement of FAIC as of December 31, 2001. All such statements, herein sometimes called "First Alliance Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to the financial statements, present fairly the financial position and results of operations of First Alliance and FAIC of the periods indicated. The December 31, 2001and June 30, 2002 consolidated financial statements of First Alliance have been prepared in accordance with generally accepted accounting principles and the December 31, 2001, annual convention statement of FAIC is prepared in accordance with statutory principles.

     4.7 Since the dates of the First Alliance Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of First Alliance or FAIC. First Alliance and FAIC do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) except as disclosed in the First
Alliance  Financial  Statements.

     4.8 First Alliance has delivered to Citizens a list and description of all pending legal and regulatory proceedings involving First Alliance or FAIC, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of other officers of First Alliance, threatened against First Alliance or FAIC or affecting any of their assets or properties, and neither First Alliance nor FAIC is in any material breach or violation of or default under any contract or instrument to which First Alliance or FAIC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach, violation, or default by First Alliance or FAIC under any contract or other instrument to which First Alliance or FAIC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws.

     4.9 Neither First Alliance nor FAIC shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect their financial condition.

     4.10 The assets of FAIC have admissible values at least equal to the amounts attributed to them on its June 30, 2002 statutory financial statement and values at least equal to those attributed to them on its December 31, 2001 annual convention statement.

                                     2.7

     4.11 Neither FAIC nor First Alliance is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect FAIC or First Alliance.

     4.12 All policy and claim services of FAIC have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

     4.13 The representations and warranties of First Alliance shall be true and correct as of the date hereof and as of the Effective Date.

     4.14 First Alliance has delivered, or will deliver within two weeks of the date of this Agreement, to Citizens true and correct copies of First Alliance' Annual Report to Shareholders for the years ended December 31, 1999, 2000, and for 2001. First Alliance will also deliver to Citizens on or before the Closing Date any reports relating to the financial and business condition of First Alliance which are prepared after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

     First Alliance has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of First Alliance generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

     4.15 First Alliance has delivered to Citizens a copy of each of the federal income tax returns of First Alliance and FAIC for the year ended December 31, 2001 and for any additional open years. The provisions for taxes in First Alliance's and FAIC's accounting records are believed by First Alliance and FAIC to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of First Alliance and FAIC (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by First Alliance and FAIC, including taxes for the current year ending December 31, 2002. No federal income tax return of First Alliance or FAIC is currently under audit.

     4.16     First  Alliance  and  FAIC  have  no  employee  benefit  plans.

     4.17 No representation or warranty by First Alliance in this Agreement, the First Alliance Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                     2.8

                                    ARTICLE V

                Obligations of the Parties Pending the Effective Date

     5.1 This Agreement shall be duly submitted to the shareholders of First Alliance for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by First Alliance, such date to be the earliest practicable date after the proxy statement is first sent to First Alliance shareholders without objection by applicable governmental authorities, provided that First Alliance will have at least 30 days to solicit proxies. Citizens will furnish to First Alliance the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the First Alliance shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.1A First Alliance represents and warrants that at the time of the First Alliance shareholder meeting, the proxy statement, insofar as it relates to First Alliance and contains information furnished by First Alliance specifically for use in such proxy statement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of First Alliance, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of First Alliance shareholders of this Agreement and the transactions contemplated herein. First Alliance, FAIC and Citizens shall take all reasonable and necessary steps and actions to comply with and to secure First Alliance shareholder approval of this Agreement by a majority vote of the votes entitled to be cast upon the transactions contemplated by this Agreement as may be required by the statutes, rules and regulations of such states.

     5.2 At all times prior to the Effective Date, during regular business hours each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and shall not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings.

                                     2.9

     No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates to whom the disclosure is made.

     5.3 First Alliance and Citizens shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties or covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

     5.4 As promptly as practicable after the execution of this Agreement, Citizens will prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement") covering the issuance of Citizens shares in the Merger. Each of Citizens and First Alliance will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and will take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Citizens Class A common stock in the Merger. Citizens will use all reasonable efforts to cause the Registration Statement to remain effective through the Effective Date. Citizens and First Alliance will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

     As promptly as practicable after the Registration Statement shall have become effective, First Alliance will mail a notice of special meeting to its stockholders entitled to notice of and to vote at the First Alliance Stockholders' Meeting.

     If at any time prior to the Effective Date any event or circumstance relating to First Alliance or any of its Affiliates, or its or their respective officers or directors should be discovered by First Alliance that should be set forth in an amendment to the Registration Statement, First Alliance will promptly inform Citizens, and Citizens will undertake to amend or supplement the Registration Statement and the prospectus contained therein accordingly.

     If at any time prior to the Effective Date any event or circumstance relating to Citizens or any of its Affiliates, or to their respective officers or directors, should be discovered by Citizens that should be set forth in an amendment to the Registration Statement, Citizens will promptly inform First Alliance, and Citizens will undertake to amend or supplement the Registration
Statement  and  the  prospectus  contained  therein  accordingly.

                                     2.10

     No amendment or supplement to the Registration Statement will be made by Citizens without prior consultation with First Alliance. Citizens and First Alliance each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of Citizens Class A common stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the SEC for amendment of the Registration Statement or the Proxy Statement, the receipt from the staff of the SEC of comments thereon or any request by the staff of the SEC for additional information with respect thereto.

     Citizens will use all reasonable efforts to cause the shares of Citizens Class A common stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the New York Stock Exchange prior to the Effective Date. To the knowledge of Citizens, there are no facts and circumstances that would preclude Citizens Common Stock to be issued in the Merger from being approved for listing on the New York Stock Exchange.

     5.5 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.


                                   ARTICLE VI

                              Procedure for Merger

     6.1 The parties shall file with the Insurance Commissioner of Kentucky within 30 days from this date, all of the documents required by the Kentucky Insurance Code and such other filings with Insurance regulatory authorities in other states as may be required by the laws of such states.




                                   ARTICLE VII

                Conditions Precedent to the Consummation of the Merger

     The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

     7.1 Citizens and First Alliance shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and First Alliance and Citizens shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

                                     2.11

     7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of First Alliance duly and properly called for such purpose in accordance with the applicable laws.

     7.3 This Agreement is subject to the provisions of applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval is obtained from the Commissioner of Insurance of the State of Kentucky and such other states in accordance with the provisions of the laws of said states. Citizens and First Alliance, as soon as practical after the execution and delivery of this Agreement, agree to file such forms and materials as may be necessary or warranted in obtaining such approval and to use their best efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens, First Alliance nor any of their subsidiaries shall be obligated to file a suit or to appeal from any Commissioner of Insurance's adverse ruling, nor shall Citizens, First Alliance nor any of their subsidiaries be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval. In the event approval is denied, this Agreement shall terminate immediately and the parties shall have no further liability hereunder.

     7.4 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the regulation, or have otherwise acted improperly in connection with the transaction contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     7.5 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for Citizens and First Alliance.

     7.6 The representations and warranties made by Citizens and First Alliance in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective date because of (1) changes caused by transactions suggested or approved in writing by Citizens or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of First Alliance, FAIC or Citizens) during or arising after the date of this Agreement.

                                     2.12

     7.7 The parties shall believe that: (1) The Merger will constitute a reorganization within the meaning of Internal Revenue Code ("IRC")
Section 368(a)(2)(E), and Citizens and First Alliance will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the First Alliance shareholders upon the exchange of their shares for shares of Citizens Class A common stock.

     (2) The tax basis of the shares of Citizens Class A common stock received by a First Alliance shareholder will be the same as the basis of the First Alliance shares surrendered by that shareholder in the Exchange.

     (3) The holding period for tax purposes of the shares of Citizens Class A common stock received by a First Alliance shareholder will include the period during which such shareholder held the First Alliance shares as a capital asset on the date of the consummation of the Exchange.

     (4) Cash received by First Alliance shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the First Alliance stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be taxed at varying federal tax rates depending upon the holding period for such shares. It is possible, that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

     (5) No material gain or loss will be recognized by Citizens, FAIC or First Alliance as a result of the Merger.

     7.8(a)     First  Alliance  shall  have  furnished  Citizens  with:

     (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of First Alliance approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of First Alliance;

     (2) a certified copy of a resolution or resolutions duly adopted by the requisite number and classes of outstanding shares of First Alliance capital stock approving this Agreement and the transactions contemplated by it in accordance with applicable law; and

     (3) an opinion of Phillip E. Allen, Esq. dated as of the Closing Date as set forth in Exhibit "E" attached hereto; and

     (4) an agreement from each "affiliate" of First Alliance as defined in the rules adopted under the Securities Act of 1933, as amended, in the form attached hereto as

                                     2.13

Exhibit "D" to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145; and (b) none of the shares of Citizens Class A common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; and (c) the affiliate acknowledges that sales, transfers or dispositions of Citizens Class A common stock may only be made pursuant to Rules 144 and 145 during the two-year period following the Closing Date.

     (b) First Alliance will deliver to Citizens management all of its assets.

     7.9     Citizens  shall  have  furnished  First  Alliance  with:

     (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens, approving this Agreement and the transactions contemplated by it, and

     (2) opinions dated the Effective Date of Jones & Keller, P.C., counsel for Citizens, as set forth in Exhibits "F" and "G" attached hereto.

     10.7 First Alliance and Acquisition shall approve and file the Articles of Merger, consistent with this Agreement, for this transaction with the requisite governmental authorities.

     10.8 Citizens shall have obtained the authorization of the New York Stock Exchange with respect to a listing of all of the shares of Citizens Class A common stock to be issued pursuant to the Merger.





                                  ARTICLE VIII

                           Termination and Abandonment

     8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of First Alliance) prior to the Effective Date:

     (a)     By  mutual  consent  of  Citizens,  FAIC  and  First  Alliance;  or

     (b) By Citizens or First Alliance, if any condition set forth in Article VII relating to the other party has not been met and has not been waived; or

     (c) By Citizens or First Alliance, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or

                                     2.14
governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby; or

     (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

     (e) By Citizens, if dissenters' rights are perfected in accordance with Kentucky law for more than 2.5% of the outstanding shares of First Alliance; or

     (f) By any party if the Effective Date is not within 180 days from the date hereof; or

     (g) If the Kentucky Commissioner of Insurance denies the application for approval of the Merger, in which case this Agreement shall automatically be terminated as provided in Section 7.3 unless the parties mutually agree to contest such denial.

     8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

       Termination of Representation and Warranties and Certain Agreements

     9.1 The respective representations and warranties of the parties hereto, shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.


                                    ARTICLE X

                                  Miscellaneous

     10.1 This Agreement embodies the entire agreement between the parties, and supersedes all prior agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

     10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

                                     2.15

     10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens and First Alliance each represent to the other that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from First Alliance, FAIC or Citizens or any subsidiary of any of them upon consummation of the transactions contemplated by this Agreement, except for Don Dennis, whose fee shall be the responsibility of Citizens, and for such investment banking firm as retained and paid by First Alliance for the purpose of rendering a fairness opinion relating to the Merger.

     10.4 All parties to the Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the number of shares issuable hereunder shall not be amended without approval of the requisite shareholders of First Alliance.

     10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To  Citizens,  Inc.:                    To  First  Alliance:

Citizens,  Inc.                          First  Alliance  Corporation
400  East  Anderson  Lane                2285  Executive  Dr.,  Suite  308
Austin,  Texas  78752                    Lexington,  Kentucky  40505
ATTN:  Mark  A.  Oliver                  ATTN:  Michael  N.  Fink
       President                                President

with  copies  to:                        with copies to:

Jones  &  Keller,  P.C.                  PHILLIP  E.  ALLEN,  ESQ.
Suite  1600                              The  Marketplace,  Suite  130
1625  Broadway                           12910  Shelbyville  Road
Denver,  Colorado  80202                 Louisville,  Kentucky  40243
ATTN:  Reid  Godbolt,  Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

10.7 No press release or public statement will be issued relating to the transaction contemplated by this Agreement without prior approval of Citizens and First

                                     2.16

     Alliance. However, either Citizens or First Alliance may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

     10.8 This Agreement shall be deemed to have been drafted by both parties, and therefore the rule of construing ambiguities against the party drafting a contract shall be inapplicable.

     IN WITNESS WHEREOF, the parties have set their hands and seals as of November 7, 2002.

                                 CITIZENS,  INC.

                                 By:_________________________________
                                      Mark  A.  Oliver,  President


                                 FIRST  ALLIANCE  CORPORATION

                                 By:_________________________________
                                      Michael  N.  Fink,  President


                                 CITIZENS  ACQUISITION,  INC.

                                 By:_________________________________
                                      Mark A. Oliver, President

                                     2.17

                                    EXHIBIT A

                               ARTICLES OF MERGER
                                 CITIZENS, INC.
                         CITIZENS ACQUISITION, INC., and
                           FIRST ALLIANCE CORPORATION

     THESE ARTICLES OF MERGER, dated this day ____ of _______, 2002, pursuant to Sections 271B.10 through .50 of the Kentucky Business Corporation Act (hereinafter referred to as the "Act"), is entered into, by and among Citizens, Inc. ("Citizens"), a Colorado corporation; Citizens Acquisition, Inc.
("Acquisition"), a Kentucky corporation wholly-owned by Citizens; and First Alliance Corporation ("First Alliance" or the "Surviving Corporation"), a
Kentucky corporation, with First Alliance and Acquisition sometimes being referred to herein as the "Constituent Corporations."

                                   WITNESSETH:

     WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable that Acquisition be merged into First Alliance (the "Merger"), as hereinafter specified;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and in order to prescribe the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the shares of each of the Constituent Corporations and such other details and provisions as are deemed desirable, the parties hereto agree as follows:

     FIRST: The Constituent Corporations have agreed to merge, and the terms and conditions of said Merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the Constituent Corporations not to be so converted or exchanged, are and shall be as set forth herein. In connection with the Merger described below, Citizens is agreeing, among other things, to furnish a sufficient number of shares of its authorized but unissued Class A Common Stock, no par value, to carry out the terms of the Merger contemplated hereby.

     SECOND: The parties to these Articles of Merger are Acquisition, First Alliance and Citizens.

     THIRD: First Alliance shall be the surviving corporation (the "Surviving Corporation") of the merger between the Constituent Corporations.

     FOURTH: The principal office of Acquisition and Citizens, Inc. is 400 East Anderson Lane, Austin, Texas 78752. The principal office of First Alliance is 2285 Executive Drive Suite 308, Lexington, Kentucky 40505.

     FIFTH: The Boards of Directors of Acquisition and Citizens, on _____________, 2002, declared that a merger upon the terms and conditions set forth in these Articles of Merger was advised, authorized and approved, and the Board of Acquisition directed their submission to Citizens, the sole stockholder of Acquisition, for approval.

     The Board of Directors of First Alliance, on ________, 2002, by a duly adopted resolution, declared that a merger upon the terms and conditions set forth in these Articles of Merger was advised, authorized and approved, and directed their submission to the shareholders of First Alliance, for approval.

                                     2.18

     These Articles of Merger were duly submitted to and approved by the affirmative vote of one hundred percent (100%) of all of the votes entitled to be cast thereon pursuant to an action by unanimous written consent of the sole shareholder of Acquisition, as permitted by the Articles of Incorporation of Acquisition and the laws of the State of Kentucky.

     These Articles of Merger were duly submitted to and approved by the affirmative vote of ______ percent (____%) of all of the votes entitled to be cast thereon at a meeting of the shareholders of First Alliance held on ______ __, 2002, as permitted by the Articles of Incorporation of First Alliance and the laws of the State of Kentucky.

     SIXTH: The Articles of Incorporation of First Alliance shall constitute the Articles of Incorporation of the Surviving Corporation.

     SEVENTH: Acquisition has authority to issue shares of one class of capital stock, namely ten thousand (10,000) shares of common stock, $.01 par value per share ("Acquisition Common Stock"). Citizens, Inc. has authority to issue shares of two classes of capital stock, namely 50,000,000 shares of Class A Common Stock, no par value per share ("Citizens Class A Common Stock"), and 1,000,000 shares of Class B Common Stock, no par value per share.

     EIGHTH: First Alliance has authority to issue shares of two classes of capital stock, namely, ____________ shares of Common Stock, no par value and _____________ shares of Preferred Stock, ______ par value per share.

     NINTH: The manner and basis of converting or exchanging the issued and outstanding stock of each of the Constituent Corporations into different stock or other consideration and the treatment of any issued stock of the Constituent Corporations not to be so converted or exchanged on the Effective Time (as defined in Article Tenth below) of the Merger contemplated hereby shall be as follows:

     (a) Except to the extent qualified in subparagraphs (b) and (c) immediately below, at the Effective Time, First Alliance shareholders will receive one (1) share of Class A Common stock of Citizens, Inc. for each ___________ shares of First Alliance Common Stock issued and outstanding.

     (b) No script or fractional share certificates of Citizens Class A Common stock shall be issued as a result of the Merger contemplated hereby, but in lieu of each fractional share, the shareholder of First Alliance entitled to a fractional share shall have said fractional share rounded up to the next whole share.

     (c) After the Merger contemplated hereby shall have become effective, except as otherwise provided by the Act with respect to dissenting shareholders, each holder of an outstanding certificate or certificates theretofore representing First Alliance Common Stock shall surrender the same to the Exchange Agent of Citizens and each such holder thereupon shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Citizens Common Stock into which the First Alliance Common Stock represented by the certificate or certificates so surrendered shall have been converted or exchanged by the provisions hereof. Until such surrender, First Alliance Common Stock shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of Citizens

                                     2.19

Class A Common Stock to be delivered with respect to such shares. Unless and until any such outstanding certificates shall be so surrendered, no dividend payable to the holders of record of First Alliance Common Stock as of any date subsequent to the Effective Time shall be paid to the holders of such outstanding certificates, but upon surrender of any such certificate or certificates, there shall be paid to the record holder of the certificate or certificates of First Alliance Common Stock delivered with respect to the shares represented by the surrendered certificate or certificates, without interest, the amount of such dividends which shall have theretofore become payable to them with respect to such shares of First Alliance Common Stock.

     (d) Each share of Acquisition Common Stock, if any, which remains unissued and all Treasury shares of Acquisition on the Effective Time of the Merger contemplated hereby shall be canceled.

     (e) Each share of Acquisition Common Stock which is issued and outstanding on the Effective Time shall be converted into one share of First Alliance Common Stock and shall not be deemed to be converted into shares of Class A Common Stock of Citizens.

TENTH:  At  the  Effective  Time:

     (a) the assets and liabilities of Acquisition shall be taken up on the books of the Surviving Corporation at the amount at which they shall at that time be carried on the books of Acquisition, and

     (b) all of the rights, privileges, immunities, powers, purposes, and franchises of Acquisition, and all property, real, personal and mixed, and all debts due to Acquisition on whichever account shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Acquisition, and all debts, liabilities, obligations and duties of Acquisition shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

     The Merger provided for by these Articles of Merger shall become effective at __:__ p.m., Central Time, on _____ __, 2002, (the "Effective Time"), and the separate existence of Acquisition except insofar as continued by statute, shall cease on the date that these Articles of Merger, duly advised, approved, signed, acknowledged, sealed and verified by Citizens, Acquisition and Surviving Corporation, as required by the laws of the State of Kentucky, are filed for record with the Secretary of State.

     ELEVENTH: The Merger contemplated hereby may be terminated at any time prior to the time these Articles of Merger are filed in the office of the Secretary of State of Kentucky (a) by consent of Citizens and the Constituent Corporations expressed by action of their respective Boards of Directors and without further shareholder action, whether or not theretofore adopted by the shareholders of the Constituent Corporations,

                                     2.20
but the filing of these Articles of Merger in the office of the Secretary of State of Kentucky shall conclusively evidence that any such termination has not occurred and that any right of termination has not been exercised and has been waived.

     TWELFTH: The parties hereto may, by written agreement among them authorized by their respective Boards of Directors, amend these Articles of Merger at any time prior to the Effective Time, provided that, after the meeting of shareholders of First Alliance, no amendment shall be made which changes the terms of these Articles of Merger in a way which is materially adverse to the shareholders of First Alliance, unless such amendment is approved by the shareholders of First Alliance.

     Any condition to the performance of Citizens, Acquisition or First Alliance which may legally be waived at or prior to the Effective Time may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by the Board of Directors of the waiving party.

     IN WITNESS WHEREOF, Citizens and each of the Constituent Corporations, pursuant to the approval and authority duly given by resolutions or unanimous written consents adopted by their respective Boards of Directors, have caused these Articles of Merger to be signed in their respective corporation names and their behalf by the respective Presidents and witnessed or attested by their respective Secretaries as of the ____ day of ________, 2002, each of whom affirms, under penalties of perjury, that the facts stated herein are true.



                                                 FIRST  ALLIANCE  CORPORATION
ATTEST:

________________________________            By:_______________________________
          Secretary                              Michael  N.  Fink,  President



                                                   CITIZENS  ACQUISITION,  INC.
ATTEST:

________________________________           By:_________________________________
Marcia  F.  Emmons,  Secretary                   Mark  A.  Oliver,  President


ATTEST:

________________________________           By:_________________________________
Marcia  F.  Emmons,  Secretary






                                     2.21

     THE UNDERSIGNED, President of First Alliance Corporation, who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              ____________________________________
                                  Michael  N.  Fink,  President

     THE UNDERSIGNED, President of Citizens Acquisition, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              ____________________________________
                                   MARK  A.  OLIVER,  PRESIDENT

     THE UNDERSIGNED, President of Citizens, Inc., who executed on behalf of said corporation the foregoing Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                              ____________________________________

                                     2.22

                                    EXHIBIT B

                          CITIZENS DISCLOSURE STATEMENT


     Pursuant to the provisions of Article III of the Agreement of Merger ("Merger Agreement") by and among First Alliance, Citizens, and Acquisition, Citizens hereby makes the following disclosures respecting the similarly numbered sections in the Merger Agreement:

     3.2 Citizens filed a Form S-3 ("Statement") Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") which became effective on August 30, 2001. The Statement registers 2,000,000 shares of Citizens Class A Common Stock for sale to the public through the Citizens, Inc. Stock Investment Plan ("the Plan"), the creation of which is included in the Statement. Although the Statement by definition registers shares for sale to the public, the activities of the Plan involve the acquisition of Citizens Class A Common Stock through the public market, rather than directly from the public. The Plan provides for the participation by owners of insurance policies issued by the Citizens' subsidiaries, existing holders of Citizens Class A common stock, employees of Citizens, Inc., members of the marketing force of any of Citizens' subsidiaries, or any member of the public in general who elects to participate. The Plan is sponsored by Citizens, Inc. and will be administered by Mellon Bank.

     3.8 Delia Bolanos Andrade, Luis Martin Tapia Alberti, Sonio Lucia Montoya Botero, Luisa F. Botero and Carlos A Botero, Roberto Carlos Paniagua Cardona, Luis Rberto Paniagua Grisales, Blanca Numbia Cardona, and Fernando Hakim Daccach v. Citizens Insurance Company of America, Citizens, Inc., Negocios Savoy, S.A., Harold E. Riley, and Mark A. Oliver, Cause Number 99-09099 Travis County, Texas. On July 31, 2002, class action certification was granted by a Travis County, Texas district court judge to the plaintiffs in a lawsuit filed in 1999. The suit alleges that life insurance policies sold to certain non-U.S. residents by Citizens Insurance Company of America are securities and were sold in violation of the registration provisions of the Texas securities laws. The suit seeks class action status naming as a class all non-U.S. residents who made premium payments since August 1996 and assigned policy dividends to a trust for the purchase of Citizens, Inc. Class A common stock. The remedy sought is rescission of the insurance premium payments. An appeal of the class action certification by the district court has been made to the Texas Court of Appeals. Litigation counsel and defendants believe that the district court ruling is significantly in error and that there are substantial grounds for reversal. During the time of the appeal, the district court proceedings will be stayed. In the event the case proceeds to a trial, the defendants intend to defend vigorously against the claims.

                                     2.23

     Velma  U  Bayhi  and  David  Bayhi  v.  Donald  G.  Welsh, Funeral Homes of
Louisiana, Inc. dba Baker Funeral Home, Citizens, Inc., Lumbermens Mutual casualty Company and Kemper Insurance Companies, Cause number 468864 division M in the 19th District Court, Parish of East Baton Rouge, Louisiana. The funeral home is a subsidiary of Citizens, Inc. Mrs. Bayhi is making a claim for injuries from a collision between a hearse driven by Mr. Welsh and her stalled car. The hearse was insured with Lumbermens through Kemper. Mr. Bayhi also claims that he suffered emotional distress because he observed the crash.

          George M. Campbell v. American Liberty Life Insurance Company, Case number 94-1625. Originally filed in the Parish of Ouachita, Louisiana in 1994-re-filed in 1998. Mr. Campbell had a hospitalization policy covering cancer. He filed a claim for two hospital stays at a V. A. hospital, but did not submit any bills from the hospital. The claim was denied because the policy required that the hospital provide services " for compensation from its patients .." There was no activity in the case, until July, 2001, when defendant received a Request for Production of a certified copy of Mr. Campbell's policy.

          Juanita Hall v. Citizens Insurance Company of America and Rex Beverly, Civil Action Number CV 99-190, Marengo County, Alabama. Mrs. Hall claims that Rex Beverly and Assured Investors Life Insurance Company misrepresented the death benefit payable upon her husband's death. Following defendant's motion for summary judgment the court dismissed all tort claims and left open only a contract claim that the amount of the death benefit paid was incorrect. A rehearing was granted, and parties are waiting for the courts final ruling on motion for summary judgment.

     Velma Jenkins v. United Security Life Insurance Company, Jack Lane, and fictitious defendants. Filed as Cause Number 2001-142 in the Circuit Court of Noxubee County, Mississippi and removed to the United States District Court for the Southern District of Mississippi Eastern Division as Civil Action Number 4:01-CV-156LN. Remanded to County Court and all claims above $75,000 have been dismissed with prejudice. Plaintiff alleges that she intended to purchase a supplement to her major medical insurance coverage, but was sold a hospitalization policy. Plaintiff alleges that the agent and the insurance company engaged in a pattern and practice of misrepresentation and fraud as to the benefits and coverage on policies sold to consumers in the State of Mississippi. Plaintiff made claims under her policy for medication and for out patient treatments all of which were denied because the policy covered hospitalization. Plaintiff filed Interrogatories and Requests for Production with her original complaint. No hearings have been set.

     Mary Hart Whittington, Mayoda C. Parker, Sharon P. Browning, Patricia M. Brown, Mary Catherine Rawles, and Barry Maricelli v. Citizens Insurance Company Of America f/k/a United Security Life Insurance Company, American Investment Network f/k/a Great American Investment Network, Larry T. Reynolds, Virgil Styles, and Jesse L. Byrd. Cause number 251-01-713civ, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi. Plaintiffs allege that the whole-life nature of the

                                     2.24
insurance policies was misrepresented to them as an investment because the policies would pay dividends. The plaintiff's allege fraud, negligent misrepresentation, negligence, civil conspiracy, breach of contract, conversion, and violation of Mississippi Securities laws.


     Maria Alicia Nino vs. Lack's Valley Stores Ltd., et.al., Cause No. C-1767-02-G; in the 370th Judicial District Court of Hidalgo County, Texas. Plaintiffs initiated this suit in Hidalgo County, Texas seeking certification of a class and seeking monetary damages. Citizens Insurance Company of America, as successor in Interest to National Security Life and Accident Insurance Company, and Citizens Insurance Company of America (collectively "Citizens") were named as Defendants. Plaintiff's allege violations of consumer protection laws and breaches of contract in the sale of credit life and disability insurance and credit property insurance. Plaintiffs complain that an excess premium or policy fee was charged. An agent fee, not a policy fee or excess premium, was apparently charged to some members of the class, but not by Citizens. The case has been removed from State District Court to the United States District Court, Southern District of Texas. A pretrial and scheduling conference is set for December 5, 2002. In addition to the Motion to Transfer Venue, Citizens has filed an Answer and a Motion to Sever.

                                     2.25

                                    EXHIBIT C

                       FIRST ALLIANCE DISCLOSURE STATEMENT


     Pursuant to the provisions of Article IV of the Plan and Agreement of Merger ("Merger Agreement") by and among First Alliance, Citizens, and Acquisition, First Alliance hereby makes the following disclosures respecting the similarly numbered sections in the Merger Agreement:

     4.2 The aggregate number of shares which First Alliance is authorized to issue is 20,000,000 shares of Common Stock, no par value, of which 5,691,695 are issued and outstanding, and 1,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding.

     First Alliance owns all of the outstanding shares of all of its Subsidiaries with the exception of KYWIDE Insurance Management, Inc. of which it owns ninety (90) percent. KYWIDE Insurance Management, Inc. is currently inactive.

     4.7 Since June 30, 2002, there have not been any material adverse changes in the business or condition of First Alliance other than continued losses from operations.

     4.10 The assets of FAIC have admissible values at least equal to the amounts attributed to them on its June 30, 2002 statutory financial statement with the exception of market declines in equity investments.

     4.11 First Alliance is contractually obligated to provide accounting and administrative services for Mid American Alliance; Mid American Century Life Insurance Company; Security Alliance Insurance Company; Integrity Capital Corporation and Mid Atlantic Capital Corporation.

     4.16 First Alliance provides employee benefits in the form of group accident and health insurance; 401(k) retirement benefits; group life insurance and a Section 125 plan.

                                     2.26

                                    EXHIBIT D

                               AFFILIATE AGREEMENT


Citizens,  Inc.
400  East  Anderson  Lane
Austin,  Texas  78752

Ladies  and  Gentlemen:

     I have been advised that I have been identified as a possible "affiliate" of First Alliance Insurance Company, a Kentucky corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

     Pursuant to the terms of that certain Plan and Agreement of Merger, dated as of _______________, 2002 (the "Merger Agreement"), among the Company, Citizens, Inc., a Colorado corporation ("Citizens"), and Citizens Acquisition, Inc., a Kentucky corporation ("Acquisition"). Citizens shall acquire all of the issued and outstanding common stock, no par value, of the Company ("Company Stock") for shares of no par value Class A common stock of Citizens ("Citizens Stock") pursuant to a merger (the "Merger"), in which Acquisition will merge with and into First Alliance. As a result of the Merger, I will receive shares of Citizens Stock in exchange for shares of Company Stock owned by me on the Effective Date (as defined in the Merger Agreement) of the Merger as determined pursuant to the Exchange Agreement.

A.   In  connection  therewith,  I  represent,  warrant  and  agree that:

     1. I will not make any sale, transfer or other disposition of Citizens Stock I receive as a result of the Exchange in violation of the Securities Act or the Rules and Regulations.

     2. I have been advised that the issuance of Citizens Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company, and the distribution by me of the shares of Citizens Stock I receive as a result of the Merger has not been registered under the Securities Act, such shares must be held by me indefinitely unless (i) such distribution of such shares has been registered under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale is pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Citizens or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

                                     2.27

     3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Citizens Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

     1. Citizens is under no further obligation to register the sale, transfer or other disposition of the shares of Citizens Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from reg-istration available, except as set forth in paragraph C below.

     2. Stop transfer instructions will be given to the transfer agent of Citizens with respect to the shares of Citizens Stock I will receive as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates deliv-ered in substitution therefore, a legend stating in substance:

The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an agreement dated __________________, 2002 between the registered holder hereof and Citizens, Inc., a copy of which agreement is on file at the principal offices of Citizens, Inc.

     3. Unless the transfer by me of my shares of Citizens Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Citizens reserves the right to put on the certificates issued to my transferee a legend stating in substance:

The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to a registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933.

     It is understood and agreed that the legends set forth above shall be removed, and substitute certificates shall be delivered without any such legend, and the transfer agent will be instructed to effectuate transfers of shares of Citizens Stock if the undersigned delivers to Citizens a letter from the staff of the Commission or an opinion of counsel in form and substance reasonably satisfactory to Citizens to the effect that such legend is not required for the purposes of the Securities Act.

                                     2.28

C. Citizens hereby represents, warrants and agrees that: For as long as resales of any shares of Citizens Stock owned by me are subject to Rule 145, Citizens will use all reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 of the Rules and Regulations.

                                       Very  truly  yours,


Date:  ______________________          [Name  of  Affiliate]


ACCEPTED:

CITIZENS,  INC.



By:_______________________________
   Mark  A.  Oliver,  President

Date:  ______________________


                                     2.29

                                    EXHIBIT E

                                   _____________, 2002


Citizens,  Inc.
Citizens  Insurance  Company  of  America
400  East  Anderson  Lane
Austin,  Texas  78752

Re: Plan and Agreement of Merger among First Alliance Corporation, Citizens, Inc., and Citizens Acquisition, Inc.

Ladies  and  Gentlemen:

     We have acted as counsel to First Alliance Corporation ("First Alliance") in connection with the above referenced agreement. This letter is provided to you pursuant to Section 7.8(3) of the Plan and Agreement of Merger, dated as of ________________, 2002 (the "Agreement"), First Alliance, Citizens, Inc. and Citizens Acquisition, Inc. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Kentucky, we advise that our opinion is with respect to Federal law and the laws of the State of Kentucky only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Kentucky.

We have relied upon factual representations made by First Alliance in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of First Alliance, agreements and other instruments, certificates of officers and representatives of First Alliance, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions,we have

                                     2.30
where relevant facts were not independently verified or established, relied upon certificates of officers of First Alliance.

     Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

     1. The execution, delivery and performance of the Agreement by First Alliance shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which First Alliance is a party or by which First Alliance is bound or the charter or bylaws of First Alliance or other governing instruments of First Alliance;

     2. The Agreement has been duly authorized, executed and delivered by First Alliance and is a legal, valid and binding obligation of First Alliance enforceable against First Alliance in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

     3. First Alliance is a Kentucky corporation validly existing and in good standing under the laws of the State of Kentucky;

     4. First Alliance has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

     5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against First Alliance which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent First Alliance from consummating the transactions contemplated by the Agreement;

     6. The authorized and outstanding capital stock of First Alliance is as stated in Section 4.2 of the Agreement;

     7. To our knowledge, except as set forth in the Agreement or First Alliance Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of First Alliance, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of First Alliance; and

                                     2.31

     8. The execution, delivery, and performance of the Agreement, and the performance by First Alliance of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Kentucky or of the United States, and will not contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds First Alliance or any of its material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of First Alliance.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.8(3) of the Agreement and, to the extent, if any, that the law of the State of Kentucky permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

     This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

     The use of the words "to our knowledge" means that during the course of our current and past representation of First Alliance and our past representation of First Alliance no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.


                                                 Very  truly  yours,

                                                 Phillip  E.  Allen,  Esq.

                                     2.32

                                    EXHIBIT F

                                   _____________, 2002

First  Alliance  Corporation
2285  Executive  Drive,  Suite  308
Lexington,  Kentucky  40505

Re: Plan and Agreement of Merger among First Alliance Corporation, Citizens, Inc. and Citizens Acquisition, Inc.

Ladies  and  Gentlemen:

     We have acted as counsel to Citizens, Inc. ("Citizens") in connection with the above referenced agreement. This letter is provided to you pursuant to
Section 7.9(2) of the Plan and Agreement of Merger, dated as of __________________, 2002 (the "Agreement") among First Alliance Corporation ("First Alliance"), Citizens and Citizens Acquisition, Inc. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Colorado, we advise that our opinion is with respect to Federal law and the laws of the State of Colorado only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Colorado.

     We have relied upon factual representations made by Citizens in Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion. We have been furnished with, and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Citizens, agreements and other instruments, certificates of officers and representatives of Citizens, certificates of public officials, and other documents, as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Citizens.

                                     2.33

     Based upon and subject to the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that:

     1. The execution, delivery and performance of the Agreement by Citizens will not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments of Citizens;

     2. The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

     3. Citizens is a Colorado corporation validly existing and in good standing under the laws of the State of Colorado;

     4. Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

     5. To our knowledge, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

     6. The authorized and outstanding capital stock of Citizens is as stated in Section 3.2 of the Agreement;

     7. To our knowledge, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

     8. The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of Colorado or of the United States, and will not contravene any order, writ, judgment, injunction,

                                     2.34
decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licensES, or other authorizations used in the business of Citizens.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered pursuant to Section 7.9(2) of the Agreement and, to the extent, if any, that the law of the State of Colorado permits you to rely upon it, it is to be limited in its use to reliance by you in consummating the transactions described herein and no other person or entity may rely or claim reliance upon this opinion.

     This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments which might affect any matters or opinions set forth herein.

     The use of the words "to our knowledge" means that during the course of our current and past representation of Citizens and our past representation of Citizens no information has come to the attention of the attorneys involved in the transaction described herein that could give any such attorney actual knowledge of the existence of the documents or facts so qualified. Except as set forth herein, this Firm has not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                                           Very  truly  yours,

                                           Jones  &  Keller,  P.C.

                                     2.35

                                    EXHIBIT G

                         ________________________, 2002

Citizens,  Inc.
400  East  Anderson  Lane,  6th  Floor
Austin,  Texas  78752

Re: Plan and Agreement of Merger among First Alliance Corporation, Citizens, Inc. and Citizens Acquisition, Inc.

Ladies  and  Gentlemen:

     Our opinions as expressed below are based solely upon: (1) the information contained in the Proxy-Information Statement dated _______________, 2002
(hereafter "Proxy Statement") as filed with the Securities and Exchange Commission; (2) the Plan and Agreement of Merger (the "Plan") dated _____________, 2002, among First Alliance Corporation ("First Alliance"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc., together with Exhibits thereto; (3) relevant information provided by the principals; (4) the Internal Revenue Code of 1986, as amended (hereinafter "IRC"), the regulations promulgated thereunder and the current administrative positions of the Internal Revenue Service ("IRS") contained in published Revenue Rulings and Revenue Procedures; and (5) existing judicial decisions. All of the above are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions which could adversely affect our opinions.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     "Merger" refers to the transaction set forth in the Plan. Capitalized terms herein have the same meaning as in the Plan.

     Shareholders residing or conducting business in foreign countries, states or municipalities having tax laws could be required to pay tax with respect to transactions in that country, state or municipality. We do not express any opinion as to foreign, state or local tax consequences of the Merger. We do not express any opinion regarding alternative minimum tax consequences of the Merger to any shareholder, or as to any other income tax consequences to any shareholder except as expressly provided herein.

     The consequences described herein are not applicable to nonresident aliens, To foreign corporations, to debtors under the jurisdiction of a court in a case under Title 11 of the United States Code or in a receivership, foreclosure, or similar proceeding, to shareholders that are real estate investment trusts, to shareholders that are regulated

                                     2.36
investment companies, to shareholders that are tax exempt persons, to shareholders that are persons that hold their First Alliance Common Stock as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, to shareholders that are investment companies within the meaning of IRC Section 351(e), to shareholders who are dealers in securities, to shareholders who do not hold their common stock as capital assets, to shareholders who are financial institutions, or to shareholders who acquired or will acquire their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

     The  principal  reasons  for  the  Merger  can  be  summarized  as follows:

     (1) to become part of a combined entity with greater financial strength and an enhanced competitive position as compared to the separate entities;

     (2)     to  achieve  improved  capitalization  and  economies of scale; and

     (3) to provide greater liquidity and diversity to First Alliance shareholders.

     This letter is conditioned on the accuracy of the factual information, assumptions and representations contained in the Proxy Statement and provided by Citizens and First Alliance, including the principal reasons for the Merger expressed above and the following:

     (1) that Citizens and First Alliance, in arriving at the method used to determine the number of shares of Citizens Class A Common Stock to be received by each First Alliance shareholder, attempted in good faith to value the First Alliance Common Stock to be transferred and to value the Citizens Class A Common Stock to be exchanged for such First Alliance Common Stock in an effort to ensure that each shareholder receiving Citizens Class A Common Stock pursuant to the Merger received a number of shares of such stock approximately equal in value to the First Alliance Common Stock exchanged therefor;

     (2) that First Alliance has no plan or intention to issue additional shares of its stock that would result in Citizens losing control of First Alliance within the meaning of Section 368(c) of the IRC;

     (3) that none of Citizens, First Alliance, any entity related thereto, or shareholder thereof, have any plan or intention to redeem or otherwise reacquire any Citizens Class A Common Stock to be issued to First Alliance shareholders in the Merger, and will not so redeem or otherwise reacquire such stock;

                                     2.37

     (4) that Citizens has no plan or intention to liquidate First Alliance; to merge First Alliance with or into another corporation; to cause First Alliance to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of the stock of First Alliance except for transfers described in Section 368(a)(2)(C) of the IRC; preserving the nature of First Alliance's charter makes avoidance of such transactions necessary;

     (5) that following the Merger, Citizens will continue the historic business of First Alliance or use a significant portion of its historic business assets in a business;

     (6) that Citizens and First Alliance will assume and pay their respective reorganization expenses, if any, incurred in connection with the Plan and Merger;

     (7) that there is no corporate indebtedness between Citizens or First Alliance that was issued, acquired or will be settled at a discount;

     (8) that in the Merger, shares of First Alliance Common Stock will be exchanged solely for Citizens Class A voting Common Stock, with Citizens thereby obtaining control of First Alliance as defined in Section 368(c) of the IRC;

     (9) that on the Effective Date of the Merger, First Alliance will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in First Alliance that, if exercised or converted, would affect Citizens' acquisition or retention of control of First Alliance, as defined in Section 368(c) of the IRC;

     (10)     that  Citizens does not own, nor has it owned during the past five
(5)  years,  directly  or  indirectly,  any  shares  of  First  Alliance  stock;

     (11) that neither Citizens nor First Alliance are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the IRC;

     (12) that neither Citizens nor First Alliance are under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC
Section  368(a)(3)  (A);

                                     2.38

     (13) that the Merger will be consummated and qualify as a statutory merger in full compliance with Kentucky law and will be consummated in accordance with the terms of the Plan;

     (14) that in the event more than 2.5 percent of the shareholders of First Alliance dissent to the Merger, Citizens would exercise its option not to proceed with the Merger (as permitted under the Plan) and the Merger consequently would not be consummated;

     (15) that no First Alliance Common Stock will be acquired for consideration other than solely Citizens Class A Common Stock. For purposes of this representation, First Alliance Common Stock redeemed for cash or other property furnished by Citizens will be considered as acquired by Citizens. Further, no liabilities of First Alliance or the First Alliance shareholders will be assumed by Citizens, nor will any of the First Alliance Common Stock be subject to any liabilities;

     (16) that Citizens will not assume or repay any First Alliance debt guaranteed by First Alliance shareholders nor will Citizens assume or repay any outstanding loans between First Alliance and its shareholders;

     (17) that no compensation or agreement for services received by any shareholder of First Alliance, or any entity related to a First Alliance shareholder, will be separate consideration for, or allocable to, any of their shares of First Alliance Common Stock; no shares of Citizens Class A Common Stock received by any First Alliance shareholder, or any entity related to any First Alliance shareholder, will be separate consideration for, or allocable to, any employment agreement or compensation agreement; and the compensation paid to any First Alliance shareholder, or any entity related to a First Alliance shareholder, will be for services actually performed and/or property actually leased and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

     (18) that First Alliance will pay its dissenting shareholders the value of their First Alliance Common Stock out of its own funds. No funds will be supplied or are required to be supplied (by law or otherwise) for that purpose, directly or indirectly, by Citizens, nor will Citizens, directly or indirectly, reimburse First Alliance for any payments to dissenters;

     (19) that on the Effective Date of the Merger, the fair market value of the assets of First Alliance will exceed the sum of its liabilities plus the liabilities, if any, to which its assets are subject;

We have relied on the truthfulness and accuracy of certificates of officers of First Alliance and Citizens regarding the above factual information, assumptions

                                     2.39
and representations. In the course of our representation of Citizens in connection with the transaction described herein, no facts have come to our attention that would give us actual knowledge that the certificates are not accurate. However, we have not undertaken any independent investigation to verify the accuracy of such factual information, assumptions and representations, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

     In rendering an opinion on the federal income tax consequences of such a transaction, reasonable steps have been taken to assure that all material tax issues are considered in light of the facts, and that all of such issues involving a reasonable possibility of challenge by the IRS are fully and fairly addressed. A "material tax issue" includes any tax issue that could have a significant impact (either beneficial or adverse) on any First Alliance shareholder participating in the Merger under any reasonably foreseeable circumstances.

     The opinions expressed below are rendered only with respect to the specific matters described herein, and we express no opinion with respect to any other federal income tax aspects of the Merger. Should any of the facts, circumstances or assumptions specified herein be subsequently determined incorrect or inaccurate, our conclusions may vary from those set forth below and such variance could be material. In addition, we do not opine as to the taxable or nontaxable status of any previous transactions not considered to be part of the Merger.

     Accordingly, in our opinion, the material tax consequences of the Merger are as follows:

     (1) The Merger will constitute a reorganization within the meaning of IRC Section 368(a)(2)(E) and Citizens and First Alliance will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the shareholders of First Alliance upon the exchange of their shares of First Alliance Common Stock for shares of Citizens Class A Common Stock. IRC Section 354(a).

     (2) The tax basis of the shares of Citizens Class A Common Stock received by a shareholder of First Alliance will be the same as the basis of the First Alliance Common Stock surrendered by that shareholder in the Merger. IRC
Section  358(a);  IRC  Regulation  Section  1.358-1(a).

     (3) The holding period of the shares of Citizens Class A Common Stock received by a shareholder of First Alliance will include the period during which such shareholder held the First Alliance Common Stock exchanged therefor, to the extent that such stock was held by the shareholder as a capital asset on the date of the consummation of the Merger. IRC Section 1223(1).

                                     2.40

     (4) Cash received by First Alliance shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the First Alliance Common Stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible, that for some First Alliance shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income. IRC Sections 302, 301.

     (5) No material gain or loss will be recognized by Citizens or First Alliance as a result of the Merger. IRC Sections 361 and 1032.

     (6) Section 382 limits the Net Operating Loss carryover of a company following an ownership change. First Alliance will be deemed to have an ownership change. After an ownership change, the amount of income that a corporation may offset each year by Net Operating Losses that occurred before the change is generally limited to an amount determined by multiplying the value of the equity of the corporation immediately prior to this change by the federal long-term tax exempt rate in effect on the date of the change. Any unused limitation may be carried forward and added to the next year's limitation, subject to certain limitations. To the extent First Alliance also has built-in losses as defined in IRC Section 382(h) as of the date of the Merger, IRC
Section 382 limits the utilization of such losses after the ownership change. IRC Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any, after the ownership change. In addition, IRC Section 384 limits the use of preacquisition losses to offset built-in gains, if any, after the ownership change. Regulations under IRC Sections 382 and 1502 implement the above restrictions.

     (7) Each shareholder of First Alliance must file pursuant to IRS Regulation 1.368-3(b), with his or her income tax return for the year in which the Merger is consummated, a statement which provides details relating to the property transferred and securities received in the Merger.

     The preceding discussion and opinions are based on our interpretations of the facts and assumptions, based on the IRC, the regulations thereunder and judicial and administrative interpretations thereof, all of which are subject to change by subsequent regulatory, administrative, legislative or judicial actions which could have an adverse effect on the validity of our opinions. Our opinions are effective as of the Effective Date for the Merger as described in the Plan.

                                     2.41

     We do not express an opinion on the valuations of First Alliance or Citizens assets or common stock or the ratio of exchange of First Alliance
Common  Stock  for  Citizens  Class  A  Common  Stock.

     If the Merger is transacted as outlined in the facts given, the material tax issues addressed singularly and in the aggregate will more likely than not be upheld under challenge by the IRS.

     Each First Alliance shareholder should consult his own qualified tax advisor to evaluate the tax effects of the Merger based on his personal facts and circumstances.

                                              Very  truly  yours,

                                              JONES  &  KELLER,  P.C.

                                     2.42